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                                                                     EXHIBIT 5.2
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                   [LETTERHEAD OF KLAUS M. BELOHOUBEK, ESQ.]



                                      February __, 2000
Board of Directors
Dover Downs Entertainment, Inc.
2200 Concord Pike
Wilmington, Delaware  19901

            Re:  Registration Statement on Form S-3 (No. 333-30060)
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Ladies and Gentlemen:

     As Vice President-General Counsel and Secretary of Dover Downs Entertainment, Inc., a Delaware corporation (the "Company"), I have participated in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of (i) up to 650,000 shares (the "Initial Shares") of the Company's common stock, par value $.10 per share (the "Common Stock"), and (ii) up to 397,500 shares additional shares of Common Stock to cover over-allotments, if any (together with the Initial Shares, the "Shares"), to be offered by a certain selling stockholder (the "Selling Stockholder").

     In connection with this opinion, I have examined the Registration Statement, the Company's Certificate of Incorporation, as amended, By-laws, as amended, and records of the proceedings and actions of the Board of Directors of the Company in respect of these transactions, and such other documents and records as I have deemed relevant. In my examinations, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies. In addition, I have made such other examinations of law and of fact as I have deemed appropriate in order to form a basis for the opinion hereinafter expressed.

     Based on the foregoing, I am of the opinion that the Shares to be sold by the Selling Stockholder have been duly authorized and, when issued, delivered and paid for in accordance with the foregoing assumptions, will be validly issued, fully paid and non-assessable.

     The opinion set forth above is limited to the Delaware General Corporation Law, as amended.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this opinion and consent, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                      Very truly yours,

                                      /s/Klaus M. Belohoubek, Esq.
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                                         Klaus M. Belohoubek, Esq.